UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36435 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)

(732) 980-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.08. Shareholder Director Nominations

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08, to the extent applicable.

Item 8.01. Other Events

On September 2, 2020, Enzon Pharmaceuticals, Inc. (the “Company”) announced that it has postponed the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), previously scheduled for Thursday, September 17, 2020 (as previously announced in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2020). The 2020 Annual Meeting will now be held on Friday, December 18, 2020. Once determined by the Company’s Board of Directors, the Company will announce the record date, time and location of the 2020 Annual Meeting. A copy of the press release announcing the postponement and new date of the 2020 Annual Meeting is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Because the date of the 2020 Annual Meeting has changed and will be held more than 30 days after the anniversary of the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), the Company is informing its stockholders of the revised deadlines for the submission of stockholder proposals. Stockholder proposals intended to be considered for inclusion in the Company’s proxy statement and form of proxy for presentation at the 2020 Annual Meeting must comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Rule 14a-8”). Any stockholder proposal to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must be submitted to the Company a reasonable time before the Company begins to print and send the proxy materials. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy materials.

Stockholders wishing to submit proposals for the 2020 Annual Meeting outside the process of Rule 14a-8 or nominate individuals to the Company’s Board of Directors must comply with the advance notice and other provisions of Article II, Section 2.15 of the Company’s Second Amended and Restated Bylaws. Since the date of the 2020 Annual Meeting is more than 25 days after the anniversary date of the 2019 Annual Meeting, to be timely, a notice by the stockholder must be delivered to the Corporate Secretary of the Company at the address set forth below not later than Monday, September 14, 2020.

Any proposals or director nominations submitted outside of Rule 14a-8 must be in proper form and delivered to or mailed and received at the following address not later than the deadline discussed above: Attn: Corporate Secretary, Enzon Pharmaceuticals, Inc., 20 Commerce Drive, Suite 135, Cranford, New Jersey 07016. To be in proper form, a stockholder proposal, including any director nomination, must include all of the information required for such proposal or nomination by the Company’s Second Amended and Restated Bylaws.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. The Company will file a proxy statement with the Commission in connection with the 2020 Annual Meeting. The proxy statement, any other relevant documents and other material filed with the Commission concerning the Company will be, when filed, available free of charge at www.sec.gov and on our website at www.enzon.com, and stockholders may request copies, free of charge, by writing to Attn: Corporate Secretary, Enzon Pharmaceuticals, Inc., 20 Commerce Drive, Suite 135, Cranford, New Jersey 07016. Stockholders are urged to read the proxy statement and any other relevant documents filed when they become available before making any voting decision because they will contain important information.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. Information about the Company’s directors and executive officers and their ownership of the Company’s stock is available in the Company’s Annual Report on Form 10-K/A filed with the Commission on April 24, 2020, the Company’s Registration Statement on Form S-1 filed on September 1, 2020 and in subsequent Section 16 reports to be filed with the Commission. Stockholders are advised to read the Company’s proxy statement for the 2020 Annual Meeting and other relevant documents when they become available before making any voting decision because they will contain important information. You can obtain free copies of these referenced documents as described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on September 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: September 2, 2020
	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Chief Executive Officer and Secretary